Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

30 September 2026

Matter No.: 1020762/114173451
(852) 2842 9430
Beverly.Cheung@conyers.com

Baird Medical Investment Holdings Limited

Room 202, 2/F

Baide Building

Building 11, No. 15

Rongtong Street

Yuexiu District

Guangzhou

People’s Republic of China

Dear Sir/ Madam,

Re: Baird Medical Investment Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registered direct offering (the “Offering”) under the Company’s shelf registration statement on Form F-3 (File No. 333-296153) initially filed with the United States Securities and Exchange Commission (the “Commission”) on 6 August 2026, as amended (the "Registration Statement") and was declared effective by the Commission on 17 August 2026, the base prospectus contained in the Registration Statement (the “Base Prospectus”) and prospectus supplement filed with the Commission on or about the date hereof (the “Prospectus Supplement” and collectively with the Base Supplement, the “Prospectus”) (which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company with the Commission relating to the registration under the US Securities Act of 1933 (as amended) (the "Securities Act") of (i) a senior 8% original issue discount convertible promissory note in the principal amount US$4,347,826 (the “Note”), (ii) the issuance of 1,500,000 ordinary shares with a nominal or par value of US$0.0001 each in the capital of the Company (the “Pre-Delivery Shares”), (iii) the issuance of the ordinary shares with a nominal or par value of US$0.0001 each upon the conversion, payment or otherwise of the Note (the “Conversion Shares”) and (iv) the issuance of 110,070 ordinary shares with a nominal or par value of US$0.0001 each as discount shares pursuant to the additional 2% original issue discount (the “Discount Shares”, and together with the Pre-Delivery Shares and the Conversion Shares, the “Shares”), in each case, as described further in the Prospectus and subject to and in accordance with the terms and conditions of the Transaction Documents (as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1.	the Registration Statement;

1.2.	the Prospectus;

1.3.	the securities purchase agreement made between the Company and certain institutional investor (the “Investor”) dated 24 September 2026 relating to the issue of the Note (the “Securities Purchase Agreement”); and

1.4.	the form of the senior 8% original issue discount convertible promissory note to be issued by the Company to the Investor as the holder of the Note (the “Convertible Note Agreement”).

The documents listed in items 1.1 through 1.4 above are herein sometimes collectively referred to as the “Documents”) and the documents listed in items 1.3 and 1.4 above are herein sometimes collectively referred to as the “Transaction Documents” (which terms do not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed copies of:

1.5.	the amended and restated memorandum and articles of association of the Company each certified by an assistant secretary of the Company on 18 September 2026 (the “Current M&A”);

1.6.	the written resolutions of all of the directors of the Company dated 23 September 2026 (the “Resolutions”);

1.7.	a waiver and consent letter signed by GRAND FORTUNE CAPITAL, LLC to the Company dated 21 May 2026 (the “Waiver”);

1.8.	a certificate of good standing (the “Certificate of Good Standing”) issued by the Registrar of Companies in relation to the Company on 17 September 2026 (the “Certificate Date”); and

1.9.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

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2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents;

2.4.	the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by with an intention to be bound thereby;

2.5.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.6.	that the issuance and sale of the Note and the Shares will be in accordance with the Documents;

2.7.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.8.	that upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9.	that the Company will have sufficient authorised and unissued share capital to effect the issue of the Shares at the time of issuance;

2.10.	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under Transaction Documents, and the due execution and delivery thereof by each party thereto;

2.11.	the validity and binding effect under the internal laws of the State of New York, United States of America of the Transaction Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms;

2.12.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement and the Prospectus will or have been duly filed with and declared effective by the Commission prior to, or concurrent with, the sale and/or issuance of the Note and the Shares (as applicable);

2.13.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.14.	the Company will issue the Note and the Shares in furtherance of its objects as set out in its amended and restated memorandum of association;

2.15.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for the Note and the Shares of the Company;

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2.16.	the Offering and the transactions contemplated under the Transaction Documents complies with the requirements of the applicable rules of the Nasdaq Stock Market;

2.17.	that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the documents reviewed by us;

2.18.	each of the Documents reviewed by us are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands);

2.19.	that on the date of entering into the Transaction Documents, the Company is and after entering into the Transaction Documents will be able to pay its debts;

2.20.	the Waiver is sufficient to waive all pre-emptive and similar rights under the Current M&A (including schedule 2 thereto) in respect of the issuance of the Note and the allotment and issue of the Shares contemplated by the Documents;

2.21.	the total number of the Shares issuable under the Note is within the number of ordinary shares registered for issuance under the Registration Statement and the Prospectus;

2.22.	to the extent that the payment for any Shares is to be made by way of capitalisation of share premium, the Company has, at the time of issuance of such Shares, sufficient share premium standing to the credit of its share premium account to pay up such Shares in full; and

2.23.	the Current M&A will be revised (if necessary) to authorise any capitalisation of share premium on a non-pro-rata basis for the allotment and issue of the Shares to the Investor contemplated by the Transaction Documents; and

2.24.	the Company has not taken any action to appoint a restructuring officer.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

3.2.	This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and validly existing as an exempted company with limited liability under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	Based solely on our review of the amended and restated memorandum of association of the Company, the authorised share capital of the Company is US$50,500 divided into 505,000,000 shares of a nominal or par value of US$0.0001 each, consisting of two share classes as follows: (i) 500,000,000 ordinary shares of a nominal or par value of US$0.0001 each and (ii) 5,000,000 series A convertible preferred shares of a nominal or par value of US$0.0001 each.

4.3.	The issue of the Note and the Shares have been duly authorised and, when issued and paid for in accordance with the Documents, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private issuer on Form 6-K that is incorporated by reference into the Registration Statement). In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

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